UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 23, 2005, DHI Mortgage Company, Ltd. ( " DHI Mortgage " ), a subsidiary of D.R. Horton, Inc., entered into a third amendment (the " Third Amendment ") to the Amended and Restated Credit Agreement (the " Credit Facility ") with U.S. Bank National Association and the other lenders listed thereon. The primary purpose of the Third Amendment was to exercise the $150 million accordion feature under the Credit Facility, as amended. Upon exercise of the accordion feature, the Credit Facility’s committed capacity increased from $300 million to $450 million. DHI Mortgage expects that the additional $150 million related to the exercise of the accordion feature will remain in place through October 2005. The Credit Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. DHI Mortgage pays interest on the outstanding balance under the Credit Facility at a per annum rate equal to the average daily LIBOR rate plus an applicable margin. The Third Amendment will be filed as an exhibit to the Form 10-Q of D.R. Horton, Inc. for the quarter ended June 30, 2005.

Effective June 29, 2005, CH Funding LLC ( " CH Funding " ), a subsidiary of D.R. Horton, Inc., entered into a Seventh Omnibus Amendment (the " Seventh Amendment ") to that certain Master Repurchase Agreement, dated July, 9, 2002, (the " CP Facility "), as amended. The parties to the Seventh Amendment are CH Funding, a borrower, Atlantic Asset Securitization Corp., an issuer, La Fayette Asset Securitization LLC, an issuer, Falcon Asset Securitization Corporation, an issuer, Calyon New York Branch (successor in interest to Credit Lyonnais New York Branch) the administrative agent, a bank and as a managing agent, U.S. Bank National Association, the collateral agent, Lloyds TSB Bank PLC, a banking corporation organized under the laws of England, a bank, and DHI Mortgage Company, Ltd., a subsidiary of D.R. Horton, Inc. and formerly known as CH Mortgage Company, Ltd., the servicer. The primary purpose of the Seventh Amendment was to increase the capacity available under the CP Facility from $300 million to $500 million. The CP Facility is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. Borrowings under the CP Facility are secured by certain mortgage loans held for sale. The mortgage loans pledged to secure the CP Facility are used as collateral for asset backed commercial paper issued by multi-seller conduits in the commercial paper market. The Seventh Amendment will be filed as an exhibit to the Form 10-Q of D.R. Horton, Inc. for the quarter ended June 30, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 " Entry into a Material Definitive Agreement " is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

June 29, 2005	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President & Chief Financial Officer